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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated December 19, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Registration Statement No. 333-150873

Registration Statement No. 333-116400

Registration Statement No. 333-88864

Registration Statement No. 333-47024

Registration Statement No. 333-38194

Registration Statement No. 333-38080

Registration Statement No. 333-35016

Registration Statement No. 333-91121

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

San Jose, California
December 19, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM